 EXHIBIT 10.1

PAYOFF AGREEMENT

THIS PAYOFFAGREEMENT (the “Agreement”) is dated as of June 26, 2014 among the parties identified on Schedule A (each a “Holder” and collectively the “Holders”), and NaturalNano, Inc., a Nevada corporation (together with its wholly owned subsidiary, NaturalNano Research, Inc., the “Company”).

WHEREAS, the Holdersare presently the holders of: (i) outstanding notes and debentures issued by the Company, including all accrued but unpaid interest thereon as of the date hereof, including, but not limited to, those set forth on Schedule A hereto (collectively, the “Notes”); and (ii) 2,587,674 shares of Series C Preferred Stock issued by the Company (the “Preferred Stock” and, collectively with the Notes, the “Securities”) as set forth on Schedule A hereto;

WHEREAS, the Company and the Holders have agreed that the Holders will surrender the Notes to the Company in consideration for a one time aggregate payment of Three Hundred Thousand Dollars ($300,000) in respect of the Notes (the “Payoff Amount”);

WHEREAS, in connection with the payoff of the Notes, the Holders have agreed to surrender the Preferred Stock for cancellation to the Company for no consideration;

WHEREAS, effective upon the consummation of the transactions contemplated hereby, the Company will have no obligation to the Holders pursuant to the terms of the Securities, including any amounts due and payable under the Notes, whether or not past due,pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holders and the Company agree as follows:

ARTICLE I
PURCHASE AND SALE

1. The Closing

(a) The Closing. Subject to the terms and conditions set forth in this Agreement, and as set forth in more detail below, the Holders shall deliver the Notes to the Company in consideration for the Payoff Amount, and shall deem the Notes to be paid in full. Together with the Notes, the Holders shall surrender the Preferred Stock to the Company for cancellation and the Holders will have no rights as holders of the Preferred Stock or any rights pursuant to the Amended and Restated Certificate of Designation of Rights, Preferences, Designations, Qualifications and Limitations of the Series C Preferred Stock, filed with the Secretary of State of the State of Nevada on September 3, 2009. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at such location and as such time as the Holders and the Company shall determine, but in any event prior to June 27, 2014. The date of the Closing is hereinafter referred to as the “Closing Date.”The Company has agreed to deliver the Payoff Amount on the date of execution hereof; in the event the Payoff Amount is not received by the close of business on June 27, 2014, this Agreement shall be null and void and of no further force and effect.

(b) In connection with the Closing, the parties shall deliver or shall cause to be delivered the following:

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(A) within 7 days after the closing, the Holders shall deliver the Securities to the Company, together with stock powers for the Preferred Stock executed in blank and, as applicable, affidavits of lost Securities in forms reasonably satisfactory to the Company; and

(B) upon execution of this Agreement, the Company will deliver to Holders the Payoff Amount in United States dollars in immediately available funds by wire transfer to Holders’ counsel pursuant to the wire instructions on Schedule B. The Company acknowledges and agrees that Holders’ counsel shall be permitted to distribute such funds to the Holders pursuant to written instructions of the Holders.

 ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Holders. Each Holder, for itself only, hereby makes the following representations and warranties to the Company:

(a) Such Holder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Holder and constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.
(b) The execution, delivery and performance by such Holder of this Agreement and consummation by such Holder of the transactions contemplated hereby do not and will not: (i) violate the organizational documents of such Holder, (ii) violate any decree or judgment of any court or other governmental authority which is, to such Holder’s knowledge, applicable to or binding on suchHolder; (iii) violate any provision of any federal or state statute, rule or regulation which is, to such Holder’s knowledge, applicable to suchHolder; or (iv) assuming the truthfulness of the Company’s representations and warranties set forth in Section 2.2(b) hereof, violate any contract to which suchHolder or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which suchHolder is a party. Assuming the truthfulness of the Company’s representations and warranties set forth in Section 2.2(b) hereof, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Holder of this Agreement or the consummation of the transaction.
(c) Such Holder is the sole record and beneficial owner of its portion of the Securities, free and clear of any encumbrances created by or through such Holder. The Securities, as set forth on Schedule A hereto, are the only securities of the Company held by such Holder, other than Common Stock of the Company currently held or beneficially owned by the Holders (the “Common Stock”).
(d) There are no outstanding rights, options, subscriptions or other agreements or commitments obligating such Holder with respect to the Securities, other than any agreements to which the Company is party.

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(e) Such Holder has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby payable by any person other than such Holder.

(f) No proceedings to which such Holder is a party relating to the Securities are pending or, to the knowledge of such Holder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holder’s right to surrender the Securitiesto the Company.

(g) Effective upon Closing (and receipt of the Payoff Amount by Holders’ counsel), the Holder forever releases and discharges the Company, the Company’s executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, agents, partners, members, shareholders, control persons, past and present employees, insurers, and assigns (collectively, the “Company Releasees”) from all actions, causes of action, suits, debts, dues, sums of money, financial obligations, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Company Releasees that the Holder or its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release solely arising from or related to the Securities. The Holder represents, agrees and confirms that the Payoff Amount will be deemed full satisfaction of all obligations the Company will or may herein after have to the Holder solely relating to the Securities, including any amounts past due under the Notes, whether or not such Notes are listed on Schedule A hereto and the Company shall have no further liabilities or obligations to the Holder (except as may arise under this Agreement or in connection with the Common Stock).

(h) Upon receipt of the Payoff Amount by Holders’ counsel, such Holder authorizes the Company or its designees to file any UCC-3 financing statement amendments or any other release of termination documentation required (including any filings with the USPTO) to terminate any security interest in the Company in favor of such Holder, including its intellectual property, held by the Holders, it being understood that the Company is obligated to receive the consent of any other lender, including Longview Special Finance, Inc. prior to any such termination of a security interest in favor of such other lenders and take all necessary steps to preserve such security interests and the perfection thereof.

2.2 Representations and Warranties of the Company. Company hereby represents, warrants and agrees as of the date hereof:

(a) Company has full power and authority to enter into this Agreement and to consummate the transaction. This Agreement has been duly and validly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by Company of this Agreement and consummation by Company of the transaction do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on Company; (iii) violate any provision of any federal or state statute, rule or regulation which is, to Company’s knowledge, applicable to the Company; or (iv) violate any contract to which the Company or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by Company of this Agreement or the consummation of the transaction. The Company shall take all steps necessary to disclose the contents of this Agreement (including the “leak out” provisions requested by the Company below) pursuant to applicable securities laws.

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(c) The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby payable by any person other than the Company.

(d) No proceedings to which the Company is a party relating to the Securities are pending or, to the knowledge of the Company, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holders’ right to surrender the Securities to the Company.

(e) Effective upon Closing and delivery of the Securities as contemplated hereby, the Company forever releases and discharges each Holder, each Holder’s, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, agents, partners, members, shareholders, control persons, past and present employees, insurers, and assigns (collectively, the “Holder Releasees”) from all actions, causes of action, suits, debts, dues, sums of money, financial obligations, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against any Holder Releasees that the Company or its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release, solely arising from or relating to the Securities.The Company represents, agrees and confirms that the Holders have no present or future obligations to the Company, including any obligation to advance any additional funds, and the Holders shall have no further liabilities or obligations to the Company (except as may arise under this Agreement or in connection with the Common Stock).

ARTICLE III
MISCELLANEOUS

3.1  “Leak Out”. The Company has informed the Holders that it may be seeking additional funding, and that the requested “leak out” provisions set forth herein will benefit the Company and its shareholders generally by improving the Company’s prospects of obtaining such funding. The Company has further informed the Holders that it anticipates effecting a reverse split of its Common Stock in a range of not less than 100:1 and not greater than 800:1, with such ratio to be determined at the sole discretion of the Company’s Board of Directors (the “Reverse Split”). In consideration of the foregoing, and effective upon the Closing and the receipt of the Payoff Amount by Holders’ counsel hereunder, for a period of time beginning on the date of such Closing and ending 365 days thereafter, the Holders jointly and severally agree to not, directly or indirectly, sell, convey, assign, pledge or otherwise transfer any shares of Common Stock currently owned by the Holders except that, following the earlier of (i) the date that is 60 days after the Closing Date and (ii) the effectuation of the Reverse Split, the Holders may sell such aggregate number of shares of Common Stock per week as shall not exceed 25,000 shares (giving effect to an assumed post Reverse Split ratio of 200:1)(or such other amount as may be equitably adjusted to reflect the actual split ratio if different from 200:1 or the non-occurrence of the Reverse Split); provided, that, nothing herein shall prevent a Holder from conveying or otherwise transferring the Common Stock to an affiliate of such Holder if such affiliate confirms, in writing, to the Company its obligations to comply with the restrictions set forth herein. The Holders agree to the delivery of the Company’s transfer agent stop-transfer instructions reasonably necessary to prevent transfers of the Common Stock except as in compliance with the restrictions set forth herein.

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3.2 Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Holders andCompanyor, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

3.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (except as set forth in Sections 2.1(g) and 2.2(e)).

3.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.9 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Payoff Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS

Platinum Long Term Growth IV, LLC	Merit Consulting, LLC

By:	By:
Its:	Its:

COMPANY

NaturalNano, Inc.

_________________________________
By:
Its:

NaturalNano Research, Inc.

_________________________________
By:
Its:

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